Exhibit 4.4

                                 RESOURCE BANK
                              AMENDED AND RESTATED
                          1996 LONG-TERM INCENTIVE PLAN


1.                General.

1.1 Purpose. The purpose of the 1996 Long-Term Incentive Plan (the "Plan") is to enable Resource Bank, a Virginia corporation (the "Bank"), to attract and retain qualified corporate directors ("Bank Directors") and key employees ("Key Employees"), and increase the proprietary interest of such Bank Directors and Key Employees in the Bank in order to provide them with additional motivation to continue serving the Bank and to further its profitable growth. The awards granted under the Plan will consist of incentive stock options available to certain Key Employees ("Incentive Stock Options"), and stock options available to Bank Directors ("Bank Director Stock Options").

1.2 Incentive Stock Options. The purpose of Incentive Stock Options granted under the Plan is (i) to give certain Key Employees of the Bank an opportunity to acquire shares of the common stock of the Bank ("Common Stock"), (ii) to provide an incentive for Key Employees to continue to promote the best interests of the Bank and enhance its long-term performance, and (iii) to provide an incentive for Key Employees to join or remain with the Bank. The Bank intends that the Incentive Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Internal Revenue Code, as amended (the "Code"); provided, however, that the Bank may issue some options that do not qualify under Section 422 of the Code. The Bank intends that the Incentive Stock Options will constitute an exempt transaction pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act").

1.3 Bank Director Stock Options. The purpose of Bank Director Stock Options granted under the Plan is to provide a means by which the Bank Directors may be given an opportunity to acquire shares of Common Stock, so that the Bank may secure and retain the services of persons best qualified to serve as directors of the Bank and so that the Bank may provide incentives for such persons to exert maximum efforts for the success of the Bank. The Bank does not intend that the Bank Director Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Code. Accordingly, the Bank Director Stock Options will be subject to taxation under Section 83 of the Code. The Bank intends that the Bank Director Stock Options granted prior to November 1, 1996, will constitute a formula award plan as described in Rule 16b-3(c)(2)(ii) promulgated by the Commission under the Act in effect on the date of grant, such that the Bank Director Stock Options granted under the Plan shall not affect the recipients' disinterested status (as described in Rule 16b-3(c)(2)(i) under the Act in effect on the date of grant) for the purposes of administering any stock-related plan of the Bank established pursuant to Rule 16b-3 under the Act. The Bank intends that Bank Director Stock Options granted after November 1, 1996 will constitute an exempt transaction pursuant to Rule 16b-3 in effect on the date of grant.

2.                Administration.

2.1               Incentive Stock Options.

(a) Incentive Stock Option Committee. Incentive Stock Options shall be administered by an incentive stock option committee (the "Committee") appointed by the Board and composed of not less than two. No members of the Board who are employees of the Bank and who are eligible to receive Incentive Stock Options shall be eligible for appointment to the Committee. After November 1, 1996, each member of the Committee shall be a "Non-Employee Director" as that term is defined in Rule 16b-3(b)(3) under the Act in effect on the date of grant.

(b) Powers of the Committee. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the Key Employees to whom Incentive Stock Options hereunder shall be granted, (ii) the time or times at which such Incentive Stock Options shall be granted, (iii) the form and amount of the Incentive Stock Options and (iv) the limitations, restrictions and conditions applicable to any such Incentive Stock Options. In making such determinations, the Committee may take into account the nature of the services rendered by such Key Employees, their present and potential contributions to the Bank's success and such other factors as the Committee in its discretion shall deem relevant.

(c) Interpretations. Subject to the express provisions of the Plan, the Committee may prescribe, amend and rescind rules and regulations relating to Incentive Stock Options, determine the terms and provisions of the Incentive Stock Options and make all other determinations it deems necessary or advisable for the administration of the Incentive Stock Options.

(d) Determinations. The determinations of the Committee on all matters regarding the Incentive Stock Options shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

(e) Nonuniform Determinations. The Committee's determinations with respect to Incentive Stock Options, including without limitation, determinations as to the Key Employees to receive Incentive Stock Options, the terms and provisions of such Incentive Stock Options and the agreements evidencing the same, need not be uniform and may be made by it selectively among the Key Employees who receive or are eligible to receive Incentive Stock Options, whether or not such Key Employees are similarly situated.

2.2               Bank Director Stock Options.

(a) Administration by Board. The Bank Director Stock Options shall be administered by the Board of Directors of the Bank (the "Board"). Prior to November 1, 1996, the Board had no authority, discretion or power to select the individuals who were eligible to receive the Bank Director Stock Options under the Plan, nor did it have any discretion to determine the amount, price or timing of any Bank Director Stock Option granted hereunder, as the specific grants were set forth in the Plan, which Plan was approved by the shareholders of the Bank.


With respect to grants made after November 1, 1996, the Board shall have authority to select the individuals who are or will be eligible to receive the Bank Director Stock Options under the Plan. The Board shall determine the amount, price and timing of any Bank Director Stock Options granted or to be granted hereunder, and shall administer the Bank Director Stock Options pursuant to the terms of the Plan.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) to determine the Bank Directors to receive Bank Director Stock Options, and set the amounts, place, timing, and terms of any Bank Director Stock Options granted hereunder;

(ii) to construe and interpret the Plan with respect to any Bank Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Common Stock acquired pursuant to the exercise of Bank Director Stock Options, to define the terms used herein (to the extent not already defined) and to establish, amend, and revoke rules and regulations for administration of the Bank Director Stock Options. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Bank Director Stock Options in a manner and to the extent it shall deem necessary or expedient to make the Bank Director Stock Options fully effective;

(iii) to amend, modify, suspend, or terminate the Bank Director Stock Options in accordance with Section 13; and

(iv) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Bank in connection with the Bank Director Stock Options.

3.                Maximum Limitations; Option Shares.

3.1 Maximum Limitations with Respect to Incentive Stock Options. The aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan is 80,000, subject to adjustment pursuant to Section 8. If, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares subject to such Incentive Stock Option, or the unexercised, terminated, surrendered or canceled portion thereof, shall be added to the remaining number of shares of Common Stock available for issuance pursuant to exercise of Incentive Stock Options under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to the holder of such former Incentive Stock Option.

3.2 Maximum Limitations with Respect to Bank Director Stock Options. The aggregate number of shares of Common Stock for which Bank Director Stock Options may be granted under the Plan is 43,750, subject to adjustment pursuant to
Section 8.

3.3 Option Shares. Shares of Common Stock issued pursuant to the Plan shall be authorized but unissued shares.

4.                Incentive Stock Options.

4.1 Taxation of Incentive Stock Options; Nonqualified Stock Options. The Bank intends that Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of, and taxed under, Section 422 of the Code. However, the Committee may in its discretion choose to issue "nonqualified options" to Key Employees, within the aggregate number of shares of Common Stock available under the Plan, which violate one or more of the requirements of this Section 4 ("Nonqualified Options"), (i) as long as the Key Employees to whom such Nonqualified Options are granted are advised that such options will be taxable under Section 83 of the Code, rather than Section 422, and (ii) as long as Nonqualified Options are not issued in tandem with Incentive Stock Options as described in Internal Revenue Service Treas. Reg. ss. 14a.422A-1 (Q&A-39).

4.2 Provisions Applicable to Incentive Stock Options. Incentive Stock Options granted under the Plan for the purchase of shares of Common Stock shall be in such form and upon such conditions as the Committee shall from time to time determine, subject to the following:

(a) Option Price. The option price for each share of Common Stock issuable under each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant.

(b) Condition Precedent to Exercise; Duration. The Incentive Stock Options will not become exercisable until the average price of a share of Common Stock traded on NASDAQ National Market (or any other over-the-counter automated quotation system or national exchange on which the Common Stock is actively traded) for thirty (30) consecutive trading days has been at least $25.00. After this requirement has been fulfilled, the Incentive Stock Options may be exercised regardless of the price at which the Common Stock is trading at the time Optionee elects to exercise the Incentive Stock Options. If Incentive Stock Options are granted after this requirement has been fulfilled, such Incentive Stock Options may be exercised regardless of the price at which the Common Stock is trading at the time the Optionee elects to exercise the Incentive Stock Options. No Incentive Stock Option shall be exercisable after the date ten (10) years from the date such Incentive Stock Option is granted.

(c) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. This limitation (i) only applies in the first year of exercise and does not limit the right to exercise Incentive Stock Options cumulatively in excess of $100,000 once the $100,000 limitation has been met, and (ii) does not apply to any Nonqualified Options granted by the Committee, if any.

(d) Ten percent Shareholder. Notwithstanding any other provision contained in the Plan, if, at the time an Incentive Stock Option is granted, a Key Employee "owns" (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank, the option price for such Incentive Stock Option shall be at least 110% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant and such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

5.                Bank Director Stock Options

5.1 Taxation of Bank Director Stock Options. The Bank does not intend that Bank Director Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code. Accordingly, the Bank Director Stock Options shall be subject to taxation under Section 83 of the Code.

5.2               Option Grant; Number of Shares.

(a) In consideration for services performed for and to be performed for, past and future contributions to, and benefits conferred upon and to be conferred upon the Bank, the Bank granted Bank Director Stock Options to the following Bank Directors to purchase the following number of shares of Common Stock:




                                                  Shares of Common Stock
Director                                              Subject to Option
--------                                              -----------------
Alfred E. Abiouness                                        6,750
John B. Bernhardt                                          6,750
Louis Jones                                                6,750
A. Russell Kirk                                            6,750
Elizabeth A. Twohy                                         6,750
                                                           -----
         TOTAL                                            33,750


                           (b)   The  Board of  Directors  may  issue  further
Bank Director Stock Options available for grant under the Plan to such Bank Directors as the Board deems reasonable and appropriate.

                  5.3 Option Price. The option price for each share of Common Stock issuable under each Bank Director Stock Option shall be equal to 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) on the date the Bank Director Stock Option is granted, but in no event can the exercise price be less than the per share book value.

                  5.4 Condition Precedent to Exercise; Duration. Bank Director Stock Options will not become exercisable until the average price of a share of Common Stock traded on NASDAQ National Market (or any other over-the-counter automated quotation system or national exchange on which the Common Stock is actively traded) for thirty (30) consecutive trading days has been at least $25.00. After this requirement has been fulfilled, the Bank Director Stock Options may be exercised regardless of the price at which the Common Stock is trading at the time Optionee elects to exercise the Bank Director Stock Options. If Bank Director Stock Options are granted after this requirement has been fulfilled, such Bank Director Stock Options may be exercised regardless of the price at which the Common Stock is trading at the time the Optionee elects to exercise the Bank Director Stock Options. No Bank Director Stock Option shall be exercisable after the date ten (10) years from the date such Bank Director Stock Option is granted.

         6. Option Agreement. Incentive Stock Options and Bank Director Stock Options (sometimes collectively referred to hereinafter as the "Options") shall be evidenced by such form of written option agreement (the "Option Agreement") between a Plan participant (a Plan participant who is granted an Option is sometimes hereinafter referred to as the "optionee") and the Bank as the Committee (or the Board in the case of Bank Director Stock Options) shall determine, provided that such Option Agreements are not inconsistent with the other provisions of the Plan, or in the case of Incentive Stock Options, with
Section 422 of the Code or the regulations thereunder. Option Agreements shall require the optionee to refrain from disposing shares of Common Stock acquired pursuant to an exercise of an Option for the length of time necessary to comply with Rule 16b-3 under the Act.

         7. Transferability. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by an optionee during his or her lifetime or, pursuant to Sections 11 and 12, by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

         8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the option price per share of each such Option, may all be appropriately adjusted as the Committee (or the Board in the case of Bank Director Stock Options) may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Bank ("Change in Capitalization"). If, by reason of a Change in Capitalization, an optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Common Stock subject to the Option prior to such Change in Capitalization. Any adjustment in the Common Stock subject to an outstanding Option shall be made only to the extent necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option. Adjustments under this Section 8 shall be made according to the sole discretion of the Committee (or the Board in the case of Bank Director Stock Options), and its decisions shall be binding and conclusive.

         9. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Bank, or upon a merger or consolidation of the Bank in which the Bank is not the surviving corporation, each Option granted pursuant to the Plan shall expire as of the effective date of such transaction; provided, however, that the Committee (or the Board in the case of Bank Director Stock Options) shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Sections 11 and 12, each Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

         10.      Effective Date; Limitations on Grants of Options.

                  10.1 Effective Date. The original Plan became effective on July 2, 1996. This Amended and Restated Plan shall become effective on the date of its approval by the holders of a majority of the shares of Common Stock of the Bank voting on such matter.

                  10.2 Grants of Options. No Option shall be granted under the Plan more than ten (10) years from the earlier of the date of adoption of the Plan by the Board or shareholder approval hereof.

                10.3 Grants of Bank Director Stock Options. No Bank Director Stock Options shall be granted under the Plan other than as set forth in Section
5.2 herein.

                  10.4 Existing Options. The Plan and all Options that are actually granted under the Plan shall remain in effect and be subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the grants and the applicable Option Agreement.

         11. Termination of Service of Key Employee. Each Incentive Stock Option shall, unless sooner expired pursuant to Sections 11.1 or 11.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the expiration date set forth in the applicable Option Agreement (the "Expiration Date").

                  11.1 Termination other than for Death or Disability. Notwithstanding any provision in the Plan to the contrary, an Incentive Stock Option shall expire on the date that the employment of the Key Employee with the Company terminates for any reason other than death or disability; provided, however, that the Committee in its sole discretion may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Committee permit an ex-employee to exercise an Incentive Stock Option after the expiration date contained in the Option Agreement evidencing such Incentive Stock Option. If the Committee permits an ex-employee to exercise an Incentive Stock Option during a period following his or her termination of employment pursuant to this Section 11.1, such Incentive Stock Option shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Committee in its sole and absolute discretion) any covenant not to compete in effect between the Bank and the ex-employee.

                  11.2 Termination for Death or Disability. Notwithstanding any provision in the Plan to the contrary, if the employment of a Key Employee with the Company terminates by reason of the Key Employee's disability (as defined in Section 422(c)(9) of the Code and as determined by the Committee in its sole and absolute discretion) or death, his or her Incentive Stock Option shall expire on the first to occur of the Expiration Date or the first anniversary of such termination of employment.

                  11.3 Terms of Incentive Stock Options Not Extended. Sections
11.1 and 11.2 shall not be construed to extend the term of any Incentive Stock Option or to permit anyone to exercise any Incentive Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Incentive Stock Option is exercisable from the amount exercisable on the date of termination of the Key Employee's service to the Bank.

         12. Termination of Service of Bank Director. Each Bank Director Stock Option shall, unless sooner expired pursuant to Sections 12.1 or 12.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the Expiration Date.

                  12.1 Termination for Cause. If an optionee's service as a Bank Director terminates for cause (as defined in Section 16.6 herein), the Bank Director Stock Options granted to the optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                  12.2 Termination Not for Cause. If an optionee's service as a Bank Director terminates for any reason other than cause, the optionee (or any guardian, legal representative, heir or successor of the optionee) may exercise his Bank Director Stock Options in accordance with their terms to the extent, and only to the extent, that such Bank Director Stock Options or portions thereof were vested as of the date the optionee's service as a Bank Director terminated, after which time the Bank Director Stock Options that are not vested shall automatically terminate.

                  12.3 Terms of Bank Director Options Not Extended. Sections
12.1 and 12.2 shall not be construed to extend the term of any Bank Director Stock Option or to permit anyone to exercise any Bank Director Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Bank Director Stock Option is exercisable from the amount exercisable on the date of termination of the optionee's service to the Bank.

         13. Termination and Amendment of the Plan. The Committee (or the Board in the case of Bank Director Stock Options) may from time to time amend, modify, terminate or suspend the Plan; provided, however, that:

                  13.1 Except as provided in Sections 8 and 9, no such amendment, modification, suspension, or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any amendment, modification, suspension, or termination deprive any optionee of any Common Stock which he may have acquired through or as a result of the Plan;

                  13.2 To the extent necessary under Section 16(b) of the Act and the rules and regulations promulgated thereunder, no amendment shall be effective unless approved by the shareholders of the Bank in accordance with applicable law. Specifically, the Committee (or the Board in the case of Bank Director Stock Options) may not without the approval of the shareholders of the
Bank:

                    (i) materially increase the total number of shares of Common
               Stock available for grant under the Plan;

                    (ii) materially modify the class of eligible individuals
               under the Plan; or

                    (iii) materially increase the benefits to any Plan
               participant who is subject to the restrictions of Section 16 of the Act.

                  13.3 With respect to Bank Director Stock Options, the provisions of the Plan governing:

                    (i) the number of Bank Director Stock Options to be awarded to Bank Directors;

                    (ii) the Common Stock to be covered by each Bank Director
               Stock Option;

                    (iii) the exercise price per share under each Bank Director
               Stock Option;

                    (iv) when and under what circumstances each Bank Director
               Stock Option will be granted; and

                    (v) the period within which each Bank Director Stock Option may be exercised

shall in no event be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

         14. Non-Exclusivity of the Plan. Nothing contained in the Plan prohibits a Bank Director from being appointed as an officer or employee of the Bank at any time, nor does anything contained in the Plan specifically require a Bank Director to surrender or forfeit a Bank Director Stock Option solely because he accepts an appointment as an officer or employee of the Bank at any time after being granted a Bank Director Stock Option hereunder.

         15. Limitation of Liability. Nothing in the Plan shall be construed to:

                  15.1 give any Key Employee or Bank Director any right to be granted an Option other than as specifically provided by the Plan;

                  15.2 give any Key Employee or Bank Director any rights whatsoever with respect to Common Stock except as specifically provided in the Plan;

                  15.3 limit in any way the right of the Bank to terminate the service of any Bank Director as a member of the Board pursuant to the Bank's bylaws and articles of incorporation;

                  15.4 be evidence of any agreement or understanding, express or implied, that the Bank will nominate or appoint any person as a member of the Board; or

                  15.5 confer upon any Key Employee or optionee the right to continue in the employment of the Bank or affect any right which the Bank may have to terminate the employment of each Key Employee or optionee.

         16.      Miscellaneous.

                  16.1 Legal Requirements. The obligation of the Bank to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Certificates for shares of Common Stock issued hereunder may be legended as the Committee (or the Board in the case of Bank Director Stock Options) shall deem appropriate.

                  16.2 No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon an optionee to exercise such Option.

                  16.3 Application of Funds. The proceeds received by the Bank from the sale of Common Stock pursuant to Options issued hereunder will be used for general corporate purposes.

                  16.4 Withholding Taxes. The Bank is authorized to withhold from any Option, any payment relating to an Option under the Plan, including from a distribution of Common Stock, or any payroll or other payment to an optionee, amounts of withholding and other taxes due with respect thereto, the exercise thereof, or any payment thereunder, and to take such other action as the Committee (or the Board in the case of Bank Director Stock Options) may deem necessary or advisable to enable the Bank and any optionee to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Option. The authority shall include authority to withhold Common Stock and to make cash payments in respect thereof in satisfaction of an optionee's tax obligations. The Bank may also require, as a condition to delivery of Common Stock upon exercise of an Option, that all taxes required to be withheld (if any) in connection with such exercise be paid to the Bank.

                16.5 Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by, or disability of, any Key Employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Incentive Stock Options granted under the Plan to any Key Employee who takes such leave of absence.

                  16.6 Cause. For the purposes of Section 12.1, "cause" shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of the assets or opportunities of the Bank.

                  16.7 Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                           (a)      If  the  Common  Stock  is  admitted  to
quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, the last sale price reported for the Common Stock on such system on such given date;

                           (b)      If the Common  Stock is  admitted to
quotation on NASDAQ and has not been designated a NMS security, the closing bid price for the Common Stock at the close of trading on such given date;

                           (c)      If the Common Stock is listed on a national
securities exchange, the closing price of the Common Stock of the Composite Tape on such given date; and

                           (d)      If the Common  Stock is neither  admitted to
quotation on NASDAQ (or other comparable quotation system) nor listed on a national securities exchange, such value as the Committee (or the Board in the case of Bank Director Stock Options) shall attribute to the Common Stock.

                           (e)      Notwithstanding  any provision in this
Section 16.7 to the contrary, the fair market value of Common Stock for the purposes of this Plan shall in no event be less than $1.925 per share.

                  16.8 Payment Upon Exercise. Upon the exercise of Options pursuant to the Plan, optionees must tender cash to the Bank in payment for Common Stock purchased.

                  16.9 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Bank (1) on the date it is personally delivered to the Secretary of the Bank at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.

                  16.10 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Virginia, to the extent not inconsistent with the Act and Sections 83 and 422 of the Code and regulations thereunder.

                  16.11 Elimination of Fractional Shares. If, under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

                  16.12 Applicability of Plan Provisions to Nonqualified Options. Other than the provisions of the Plan that are explicitly required by
Section 422 of the Code, all of the provisions of the Plan that apply to Incentive Stock Options shall also apply to any Nonqualified Options granted under the Plan to Key Employees.

                  16.13 Compliance with Rule 16b-3. It is the intent of the Bank that this Plan comply in all respects with Rule 16b-3 under the Act in connection with any Option granted to a person who is subject to Section 16 of the Act. Accordingly, if any provision of this Plan, any Option, or any Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.